UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2007

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91320 Coburg Industrial Way,

Coburg, Oregon 97408

(Address of principal executive offices, including zip code)

(541) 686-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Monaco Coach Corporation (“Monaco”) took various actions regarding the compensation of Monaco’s executive officers and other key managers, including the following:

2007 Annual Incentive Plan

The Committee approved the 2007 Annual Incentive Plan, a cash bonus plan in which executives and key managers participate, and established the performance measures under the plan for 2007.

•                  The annual performance target is based on achievement by Monaco in 2007 of a target level of earnings before interest, taxes, depreciation and amortization (EBITDA)

•                  A minimum level of return on equity (EBITDA as a percentage of beginning stockholders’ equity) must be achieved by Monaco in 2007 before any bonuses will be paid

•                  The Committee established target bonus levels for each participant that are defined as a percentage of base pay.  Bonuses equal to a multiple of a participant’s target bonus amount will be paid based on achievement of the targets for 2007 by Monaco as follows (intermediate percentages are interpolated linearly):

Target EBITDA Achievement	Target Bonus%
50%	No Bonus
75%	50%
100%	100%
125%	150%
150%	200%	(maximum)

For 2007, Kay L. Toolson, Chairman and Chief Executive Officer, and John W. Nepute, President, have been designated as participants in Monaco’s Executive Variable Compensation Plan, a compensation plan that has been approved by the stockholders and is designed to permit their bonus payments to be treated as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.  Their bonuses under the Executive Variable Compensation Plan will be determined using the same performance measures as described above for the other executive officers.

A copy of the Monaco Coach Corporation Annual Incentive Plan was previously filed as Exhibit 10.4 to Monaco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2006 (the “May 23rd Form 8-K”).

Long-term Incentive Program

The Committee also approved grants of Restricted Stock Units (RSUs) and Performance Share Awards (PSAs) to the executive officers and other key managers.  These awards will be made under Monaco’s 1993 Incentive Stock Option Plan.

The awards of RSUs to executive officers other than Messrs. Toolson and Nepute will vest at the rate of 25% per annum over four years subject to their continued employment with Monaco.  The RSUs awarded to Messrs. Toolson and Nepute incorporate a performance target that must be met for the RSUs to vest and, subject to the satisfaction of such performance target, will vest in full on the third anniversary of the date of grant.

The form of Restricted Stock Unit Agreement used for the awards of RSUs to the executive officers and key managers (other than Kay L. Toolson and John W. Nepute) was previously filed as Exhibit 10.7 to Monaco’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2006; and the form of Restricted Stock Unit Agreement used for the awards of RSUs to Kay L. Toolson and John W. Nepute was previously filed as Exhibit 10.3 to the May 23rd Form 8-K.

The awards of PSAs to executive officers (including Messrs. Toolson and Nepute) will be earned based on Monaco achieving target levels of total shareholder return and return on net assets.  The performance cycle for these awards will be a three-year cycle for fiscal 2007 through fiscal 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: March 5, 2007	/s/ P. Martin Daley
P. Martin Daley
Vice President and Chief Financial Officer